PRESS RELEASE OF FSB COMMUNITY BANKSHARES, INC.


February 4, 2009

   FOR IMMEDIATE RELEASE
   Contact: Dana C. Gavenda, Chief Executive Officer
   FSB Community Bankshares, Inc.
   Tel (585) 223-9080


                         FSB COMMUNITY BANKSHARES, INC.
                     ANNOUNCES QUARTERLY AND ANNUAL RESULTS


Fairport, New York, February 4, 2009: FSB Community Bankshares, Inc. (the "Company") (OTC Bulletin Board: FSBC), the mid-tier stock holding company of Fairport Savings Bank (the "Bank"), reported net income of $120,000 for the quarter ended December 31, 2008 compared to a net loss of $33,000 for the quarter ended December 31, 2007. Net income per basic share was $0.07 for the quarter ended December 31, 2008 compared to a net loss per basic share of $(0.02) for the quarter ended December 31, 2007. The Company's net interest margin for the quarter ended December 31, 2008 increased 35 basis points to 2.56% from 2.21% for the quarter ended December 31, 2007.

For the year ended December 31, 2008, the Company reported net income of $25,000 compared to a net loss of $281,000 for the year ended December 31, 2007. Net income per basic share for the year ended December 31, 2008 was $0.01 compared to a net loss per basic share of $(0.22) for the year ended December 31, 2007. The Company's net interest margin for the year ended December 31, 2008 increased 5 basis points to 2.30% from 2.25% for the year ended December 31, 2007. The year over year increase in net income was primarily a result of improvement in the net interest margin, reflective of a higher percentage of interest earning assets to interest bearing liabilities and the Bank's management of loan and deposit rates in a lower interest rate environment, as well as the Bank's strong asset quality.

At December 31, 2008, the Company had $196.1 million in consolidated assets and $176.1 million in consolidated liabilities. Stockholders' equity at December 31, 2008 was $20.0 million, or 10.22% of assets. Net loans receivable increased year over year by $11.4 million with $29.8 million in loan originations for 2008. Total deposits increased $8.3 million to $127.5 million at December 31, 2008 from $119.2 million at December 31, 2007, with deposit growth at all three of our branches.

The credit quality of the Bank's loan portfolio remains solid. The Bank continues not to be involved in, and has no exposure to, sub-prime or Alt-A lending activities. The Bank ended the year with net loans receivable of $135.7 million, with only three non-performing loans totaling $146,000. Management continues to actively monitor the performance of the loan portfolio during these difficult economic times.

As we previously disclosed in our Form 10-Q for the quarter ended September 30, 2008, net income for the third quarter of 2008 included a $57,000 other-than-temporary impairment charge related to the Company's investment in Federal Home Loan Mortgage Corporation (Freddie Mac) common stock. The carrying value of the Company's remaining Freddie Mac common stock after the impairment charge is not material. The Company has reviewed its investment securities totaling $51.2 million at December 31, 2008, and does not expect to record any "other-than-temporary impairment charges in this portfolio. The Company does not hold any mortgage-backed securities collateralized by sub-prime mortgages, Freddie Mac or Fannie Mae preferred stock, trust preferred securities or common stock of other banks.

FSB Community Bankshares, MHC owns 53% of the outstanding common stock of the Company. The Company is a federally chartered corporation. The Bank, the wholly owned subsidiary of the Company, conducts business from its main office in Fairport, New York and two branches located in Penfield, New York and Irondequoit, New York. The Bank's principal business consists of originating one- to four- family residential real estate mortgages, loans and home equity lines of credit and to a lesser extent originations of commercial real estate, multi-family, construction and other consumer loans. The Bank attracts retail deposits from the general public in the areas surrounding its main office and branches, offering a wide variety of deposit products. Through its wholly owned subsidiary, Oakleaf Services Corporation, the Bank offers non-deposit investment products, consisting of annuities, insurance products and mutual funds.

Statements contained in this news release, which are not historical facts, contain forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risk and uncertainties, which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time.


                       Selected Balance Sheet Information
                     December 31, 2008 and December 31, 2007
                  (Dollars in thousands, except per share data)

                                                                                                     (Unaudited)
---------------------------------------------------------------------------------------------------------------------
                                                                               December 31,           December 31,
Assets                                                                             2008                   2007
---------------------------------------------------------------------------------------------------------------------
Assets                                                                      $196,135                  $167,630
---------------------------------------------------------------------------------------------------------------------
Cash and Cash Equivalents                                                      3,173                     9,444
---------------------------------------------------------------------------------------------------------------------
Investment Securities                                                         51,214                    28,794
---------------------------------------------------------------------------------------------------------------------
Net Loans Receivable                                                         135,713                   124,326
---------------------------------------------------------------------------------------------------------------------
Deposits                                                                     127,522                   119,158
---------------------------------------------------------------------------------------------------------------------
Short-term and long-term borrowings                                           45,481                    25,581
---------------------------------------------------------------------------------------------------------------------
Total stockholders' equity                                                    20,041                    20,149
---------------------------------------------------------------------------------------------------------------------
Book value per share                                                         $ 11.64                   $ 11.75
---------------------------------------------------------------------------------------------------------------------
Stockholders' equity to total assets                                           10.22%                    12.02%
---------------------------------------------------------------------------------------------------------------------

                         FSB COMMUNITY BANKSHARES, INC.

                 Selected Consolidated Statements of Operations
      Three Months and Years Ended December 31, 2008 and December 31, 2007
                  (Dollars in thousands except per share data)

(Unaudited) (Unaudited)
--------------------------------------------------------------------------------------------------------------------
                                               For the Three Months Ended           For the Year Ended
                                                      December 31,                     December 31,
--------------------------------------------------------------------------------------------------------------------
                                                2008               2007             2008            2007
--------------------------------------------------------------------------------------------------------------------
Interest and Dividend Income               $    2,604         $    2,285        $ 10,159        $  8,815
--------------------------------------------------------------------------------------------------------------------
Interest Expense                                1,383              1,410           5,862           5,369
--------------------------------------------------------------------------------------------------------------------
Net Interest Income                             1,221                875           4,297           3,446
--------------------------------------------------------------------------------------------------------------------
Provision for Loan Losses                          10                 -               24              -
--------------------------------------------------------------------------------------------------------------------
Net Interest Income after
     Provision for Loan Losses                  1,211                875          4 ,273           3,446
--------------------------------------------------------------------------------------------------------------------
Other Income                                      139                101             453             429
--------------------------------------------------------------------------------------------------------------------
Other Expense                                   1,166              1,027           4,657           4,312
--------------------------------------------------------------------------------------------------------------------
Income (Loss) Before Income Taxes                 184                (51)             69            (437)
--------------------------------------------------------------------------------------------------------------------
Provision (benefit) for Income Taxes               64                (18)             44            (156)
--------------------------------------------------------------------------------------------------------------------
Net Income (Loss)                                 120                (33)             25            (281)
--------------------------------------------------------------------------------------------------------------------
Basic earnings (loss) per common share       $   0.07         $    (0.02)       $    0.01       $  (0.22)
--------------------------------------------------------------------------------------------------------------------
Basic average common shares outstanding         1,722              1,715            1,721          1,249
    (In thousands)
--------------------------------------------------------------------------------------------------------------------

                                                                 (End)